Exhibit 99.8

DIGITAL WORLD ACQUISITION CORP.
3109 GRAND AVE #450
MIAMI FL 33133

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time March [TBD], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DWAC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time March [TBD], 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V30777-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIGITAL WORLD ACQUISITION CORP.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF PROPOSALS 1 THROUGH 10 BELOW:

	For All	Withhold All	For All Except
7. **The Director Election Proposal** - As an ordinary resolution, that **Nominees:** 01) [TBD] 02) [TBD] be appointed as directors of Digital World to serve until the 2024 annual meeting of stockholders 03) [TBD] 04) [TBD] be appointed as directors of Digital World to serve until the 2025 annual meeting of stockholders 05) [TBD] 06) [TBD] be appointed as directors of Digital World to serve until the 2026 annual meeting of stockholders	☐	☐	☐
1. **The Business Combination Proposal** – To approve and adopt the Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by the First Amendment to the Agreement dated May 11, 2022, the Second Amendment to the Agreement, dated August 9, 2023, the Third Amendment to the Agreement, dated September 29, 2023, and as it may further be amended or supplemented from time to time, the "Merger Agreement"), by and among Digital World Acquisition Corp. ("Digital World"), DWAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Digital World ("Merger Sub"), Trump Media & Technology Group Corp., a Delaware corporation ("TMTG"), ARC Global Investments II, LLC, a Delaware limited liability company, in the capacity as the representative of the stockholders of Digital World, and TMTG's General Counsel in the capacity as the representative of the stockholders of TMTG, and approve the transactions contemplated thereby, including the merger of Merger Sub with and into TMTG, with TMTG continuing as the surviving corporation and as a wholly owned subsidiary of Digital World (the "Merger" and, together with the other transactions contemplated by the Merger Agreement, the "Business Combination").	☐	☐	☐
2. **Name Change** - To provide that the name of Digital World shall be changed to "Trump Media & Technology Group Corp.	☐	☐	☐
3. **Board Structure and Composition** - To provide for the structure of the board of directors (the "Board") after the closing of the Business Combination (the "Closing"), split into three classes of as even size as practicable, Class I, II, and III, each to serve a term of three (3) years, except for the initial term, for which the Class I directions will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directions will be up for reelection at the second annual meeting of stockholders occurring after the Closing. Directors will not be able to be removed during their term except for cause. The size of the Board shall be determined by resolution of the Board but will initially be seven (7).	☐	☐	☐
4. **Amendment of Blank Check Provisions** - To remove and change certain provisions in Digital World's current amended and restated certificate of incorporation (the "Charter") related to Digital World's status as a special purpose acquisition company, including but not limited to the deletion of Article IX of the Charter in its entirety.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
5. **The Authorized Share Charter Amendment**-To increase the number of authorized shares of common stock to accommodate any shares to be issued in connection with (i) the Business Combination, (ii) the conversion of securities issued in Post-IPO Financings, (iii) the exercise of any Warrants, (iv) the conversion of TMTG Convertible Notes immediately prior to the Effective Time in connection with the Closing, (v) the Equity Incentive Plan and (vi) any future issuances of shares of Digital World common stock if determined by the Board to be in the best interests of Digital World after the consummation of the Business Combination without incurring the risk, delay and potential expense incident to obtaining stockholder approval to increase the authorized share capital.	☐	☐	☐
8. **The Incentive Plan Proposal** - To consider and vote upon a proposal to adopt the Trump Media & Technology Group Corp. 2024 Equity Incentive Plan (the "Equity Incentive Plan").	☐	☐	☐
9. **The Nasdaq Proposal** - To consider and vote upon a proposal to approve, assuming that each of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal and the Incentive Plan Proposal are approved and adopted, for the purposes of complying with Nasdaq Listing Rule 5635, the issuance of (a) shares of New Digital World common stock in the Business Combination pursuant to the terms of the Merger Agreement, (b) any additional shares of New Digital World common stock to be issued pursuant to the conversion of securities issued in the Post-IPO Financings, the exercise of Post-IPO Warrants, the conversion of TMTG Convertible Notes immediately prior to the Effective Time in connection with the Closing and the Equity Incentive Plan.	☐	☐	☐
10. **The Adjournment Proposal** - To consider and vote upon a proposal to adjourn the Digital World Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Digital World Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, or the Nasdaq Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com V30778-TBD DIGITAL WORLD ACQUISITION CORP. Annual Meeting of Stockholders March [TBD], 2024 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Eric Swider as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of DIGITAL WORLD ACQUISITION CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, EST on March [TBD], 2024, virtual at www.virtualshareholdermeeting.com/DWAC2024 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” Proposal 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10. Continued and to be signed on reverse side